 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 7, 2011

FLOW INTERNATIONAL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Washington
(State or Other Jurisdiction of Incorporation)

001-34443	91-1104842
(Commission File Number)	(IRS Employer Identification No.)

23500 64th Avenue South, Kent, Washington	98032
(Address of Principal Executive Offices)	(Zip Code)

(253) 850-3500
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.07	Submission of Matters to a Vote of Security Holders
SIGNATURES

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, Kathryn L. Munro retired as a director of Flow International Corporation (the “Company”) at the expiration of her term of office September 7, 2011.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders on September 7, 2011. The following matters were voted on by the Company's shareholders:

Proposal Number One: Shareholders elected Robert S. Jaffe and Larry A. Kring for three-year terms. The results of the vote were as follows:

NOMINEE	For	Against	Abstain	Broker Non-Votes

Robert S. Jaffe	27,774,894	7,097,492	27,443	7,252,841
Larry A. Kring	26,271,292	8,598,980	29,557	7,252,841

Proposal Number Two: Shareholders approved, on an advisory basis, of executive compensation. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes

31,357,334	3,334,993	207,502	7,252,841

Proposal Number Three: Shareholders indicated their preference, on an advisory basis, that future advisory votes on executive compensation be conducted every year. The results of the vote were as follows:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes

31,595,674	943,683	2,159,044	201,428	7,252,841

In light of the vote results, the Company intends to hold an advisory shareholder vote on the compensation of its executives every year.

Proposal Number Four: Shareholders ratified the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending April 30, 2012. The results of the vote were as follows:

For	Against	Abstain

39,782,874	60,594	2,309,202

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOW INTERNATIONAL CORPORATION (Registrant)
Date: September 12, 2011	By:	/s/ John S. Leness
John S. Leness
General Counsel and Secretary